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                                                                   Exhibit 10.9e

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT, made as of the 18th day of December , 2001, by and between THE WISER OIL COMPANY, a Delaware corporation (the "Company"), and
A. Wayne Ritter, of 12304 Brittany Circle, Dallas, Texas 75230 ("Employee").

                              W I T N E S S E T H:

     WHEREAS, the Company is an independent non-integrated company engaged in exploration, development, production and acquisition of crude oil and natural gas reserves in the United States;

     WHEREAS, Employee possesses valuable knowledge and skills that will contribute to the successful operation of the Company's business; and

     WHEREAS, the Company desires to procure the services of Employee, and Employee hereby agrees to be employed by the Company, upon the terms and subject to the conditions hereinafter set forth;

     NOW, THEREFORE, intending to be legally bound, the Company agrees to employ Employee, and Employee hereby agrees to be employed by the Company, upon the following terms and conditions:

                                    ARTICLE I
                                   EMPLOYMENT

     1.01. Office. Employee is hereby employed as President of the Company and
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in such capacity shall use his best energies and abilities in the performance of his duties hereunder and in the performance of such other duties as may be assigned to him from time to time by the Board of Directors of the Company (the "Board") and the Chief Executive Officer of the Company.

     1.02. Term. Subject to the terms and provisions of Article II hereof,
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Employee shall be employed by the Company for a period of one (1) year commencing on the date of this Employment Agreement; provided, however, that commencing on December 18, 2001 and on each day thereafter (each day thereafter herein called a "Renewal Date"), Employee's employment hereunder shall be automatically extended so as to terminate at the close of business on the first anniversary of such Renewal Date.

     1.03. Base Salary. During the term of Employee's employment hereunder,
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compensation shall be paid to Employee by the Company at the rate of $183,000 per annum (the "Base Salary"), payable bi-weekly. The rate of annual Base Salary to be paid to Employee may be increased by the Board at any time based upon Employee's contribution to the success of the Company and on such other factors as the Board shall deem appropriate.

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     1.04. Employee Benefits. At all times during the term of Employee's
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employment hereunder, Employee shall; (a) be covered by such major medical or health benefit plans and pensions and other employee benefit plans and other fringe benefits as are available generally to other executive employees of the Company; (b) receive reimbursement for all properly substantiated business expenses; and (c) be entitled to four (4) weeks paid vacation each year and such holidays and sick days as are available to other executive employees of the Company. The compensation provided to Employee hereunder shall not affect his right to participate in the pension plan, the savings plan, and similar plans or any other employee benefit plans of the Company if under the terms thereof Employee could be eligible without regard to this Agreement.

     1.05. Severance Payment. Upon the termination of Employee's employment with
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the Company for any reason, the Company shall pay to Employee (or, in the event of his death, to his estate), within 30 days following such termination, a severance payment amount in cash equal to his annual Base Salary at the time of his termination of employment.

                                   ARTICLE II
                                   TERMINATION

     2.01. Illness, Disability. If during the term of Employee's employment
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hereunder Employee shall be prevented, in the Company's judgment, from effectively performing all his duties hereunder by reason of illness or disability, then the Company may, by written notice to Employee, terminate Employee's employment hereunder. Upon delivery to Employee of such notice, together with payment of any Base Salary accrued to the date of termination under Section 1.03 hereof, Employee's employment and all obligations of the Company hereunder (other than its obligations under Sections 1.05 and 4.10) shall terminate.

     2.02. Death. If Employee dies during the term of his employment hereunder,
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Employee's employment and all obligations of the Company hereunder (other than its obligation under Section 1.03, accrued to date of termination, and its obligations under Sections 1.05 and 4.10 hereof) shall terminate.

     2.03. Termination by Notification. Either the Company or Employee may
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terminate Employee's employment hereunder at any time for any reason upon providing the other party with forty-five (45) days written notice of such termination. Upon such termination, Employee's employment and all obligations of the Company hereunder (other than its obligation under Section 1.03, accrued to date of termination, and its obligations under Sections 1.05 and 4.10) shall terminate.

     2.04. Employee Benefits. Termination of Employee as provided in this
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Article shall not affect Employee's rights and Employee benefit plans of Wiser if under the terms thereof Employee could be eligible without regard to this agreement.

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                                   ARTICLE III
                       EMPLOYEE'S COVENANTS AND AGREEMENTS

     3.01. Non-Disclosure of Confidential Information. Employee agrees to hold
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and safeguard Confidential Information in trust for the Company, its successors and assigns and agrees that he shall not, without the prior written consent of the Company, misappropriate or disclose or make available to anyone for use outside the Company's organization at any time, either during his employment with the Company or subsequent to the termination of his employment with the Company for any reason, including without limitation termination by the Company for cause, any of the Confidential Information, whether or not developed by Employee, except as required in the performance of Employee's duties to the Company or as otherwise required by order of Court. "Confidential Information" as used herein includes information concerning the Company's revenues, volume, business methods, proposals, identity of customers and prospective customers, identity of key purchasing personnel in the employ of customers and prospective customers, amount or kind of customer's purchases from the Company, location of reserves and information concerning geology, the Company sources of supply, vendors of equipment and material, the Company's computer programs, system documentation, special hardware, product hardware, related software development, the Company's manuals, formulae, processes, methods, machines, compositions, ideas, improvements, inventions or other confidential or proprietary information belonging to the Company or relating to the Company affairs.

     3.02. Duties. Employee agrees to be a loyal employee of the Company.
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Employee agrees to devote his best efforts full time (subject to the right to receive vacations and subject to absences on account of temporary illnesses as provided herein) to the performance of his duties for the Company, to give proper time and attention to furthering the Company's business, and to comply with all rules, regulations and instruments established or issued by the Company. Employee further agrees that during the term of this Agreement, Employee shall not, directly or indirectly, engage in any business or activity which would detract from Employee's ability to apply his best efforts to the performance of his duties hereunder. Employee also agrees that he shall not usurp any corporate opportunities of the Company. Employee agrees that during Employee's employment hereunder he shall not acquire for his own benefit, any oil and gas royalties or working interests.

     3.03. Return of Materials. Upon the termination of Employee's employment
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with the Company for any reason, including without limitation termination by the
Company for cause, Employee shall promptly deliver to the Company all correspondence, drawings, blueprints, manuals, letters, memoranda, notes, notebooks, records, reports, flowcharts, programs, proposals and any documents concerning the Company's customers or concerning products or processes used by the Company and, without limiting the foregoing, will promptly deliver to the Company any and all other documents or materials containing or constituting Confidential Information.

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     3.04. Non-Solicitation of Employees. Employee agrees that, during his
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employment with the Company and for two (2) years following termination of
Employee's employment with the Company, including without limitation termination by the Company for cause, Employee shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any employee of the Company to leave the Company for any reason whatsoever, or hire any employee of the Company.

                                   ARTICLE IV
                                  MISCELLANEOUS

     4.01. Authorization to Modify Restrictions. It is the intention of the
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parties that the provisions of Article III hereof shall be enforceable to the fullest extent permissible under applicable law, but that the unenforceability (or modification to conform to such law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder thereof. If any provision or provisions hereof shall be deemed invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it valid and enforceable.

     4.02. Tolling Period. The non-solicitation obligation contained in Article
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III hereof shall be extended by the length of time during which Employee shall have been in breach of any of the provisions of such Article III.

     4.03. Entire Agreement. This Agreement represents the entire agreement of
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the parties and may be amended only by a writing signed by each of them.

     4.04. Governing Law. This Agreement shall be governed by and construed in
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accordance with the laws of the State of Texas.

     4.05. Agreement Binding. The obligations of employee under this Agreement
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shall continue after the termination of his employment with the Company for any reason, and shall be binding on his heirs, executors, legal representatives and assigns and shall inure to the benefit of any successors and assigns of the Company.

     4.06. Counterparts, Section Headings. This Agreement may be executed in any
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number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The section headings of this Agreement are for convenience of reference only and shall not affect the construction or interpretation of any of the provisions hereof.

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     4.07. Waiver. The failure of either party at any time or times to require
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performance of any provisions hereof shall in no manner affect the right at a later time to enforce such provisions thereafter. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach or a waiver of the breach of any other term or covenant contained in this Agreement.

     4.08. Notices. All notices and other communications provided for herein
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shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid:

     (a)      If to the Company:

              The Wiser Oil Company
              8115 Preston Road
              Suite 400
              Dallas, Texas  75225

              Copy to:

              Steven K. Cochran
              Thompson & Knight L.L.P.
              1700 Pacific Avenue, Suite 3300
              Dallas, Texas 75201-4693

     (b)      If to Employee:

              A. Wayne Ritter
              12304 Brittany Circle
              Dallas, Texas  75230

     Either party may specify a different address by notice in writing to the other as provided in this Section 4.08.

     4.09  Termination of Prior Employment Agreements. This Agreement shall
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supercede all current employment agreements between the parties hereto which shall be of no further force or effect.

     4.10  Additional Payment. If Employee's employment with the Company
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terminates for any reason, Employee (or in the event such termination is by reason of death, Employee's estate) shall be paid, within 30 days following such termination, an amount in cash equal to the sum of (i) Employee's annual Base Salary at the time of his termination of employment multiplied by three, and
(ii) the amount equal to the premium cost or other amount paid by the Company during the

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one-year period preceding Employee's termination of employment to provide
Employee with (A) life, health and disability insurance benefits, and (B) the use of an automobile for such year.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed as of the day and year first above written.



                                       ______________________________________
                                       A. Wayne Ritter



                                       THE WISER OIL COMPANY



                                       By:___________________________________
                                           Name:  George K. Hickox, Jr.
                                           Title: Chairman and Chief Executive
                                                  Officer

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